UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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Preliminary Information Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d) (2))

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Definitive Information Statement

ADAMA TECHNOLOGIES, INC.

(Name of Registrant as Specified in Its Charter)

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Adama Technologies, Inc.

5005 Elbow Drive SW, Suite 207

Calgary, Alberta, Canada T2S2T6

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

Dear Stockholders:

This information statement (“Information Statement”) is being furnished to holders of record of the common stock, par value $0.001 per share (the “Common Stock”), at the close of business on November 1, 2015 of Adama Technologies, Inc., a Delaware corporation (the “Company”), with respect to certain corporate actions of the Company.  This Information Statement is first being mailed or furnished to the stockholders of the Company on or about November 16, 2015.

The purpose of this Information Statement is to notify stockholders of the Company that, on October 28, 2015, the Company received a written consent in lieu of a meeting of stockholders from the holder of voting stock in the Company representing 51% of the total vote of all shares entitled to vote.  The written consent adopted resolutions approving the merger of the Company into ADAC Acquisition Corp., a Florida corporation and wholly-owned subsidiary of Incubator Holdings, Inc., a Wyoming corporation; the relocation of the State of Incorporation of the Company from Delaware to Florida as part of the merger; and a reverse split of the common stock of the Company on the basis of one share of Incubator Holdings, Inc. for each 250 shares of the Company outstanding, on a fully diluted basis in the merger.

ONLY THE STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON  NOVEMBER 1, 2015 ARE ENTITLED TO NOTICE OF THE CORPORATE ACTION.  STOCKHOLDERS WHO HOLD IN EXCESS OF 51% OF THE VOTING POWER OF THE COMPANY’S SHARES OF VOTING CAPITAL STOCK ENTITLED TO VOTE ON THE ACTION HAVE VOTED IN FAVOR OF THE ACTION.  AS A RESULT, THE ACTION HAS BEEN APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER STOCKHOLDERS OF THE COMPANY.  THIS ACTION IS EXPECTED TO BE EFFECTIVE ON A DATE THAT IS AT LEAST 20 DAYS AFTER THE MAILING OF THIS INFORMATION STATEMENT.

The Company’s board of directors is not soliciting your proxy.  This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein in compliance with Regulation 14C of the Securities Exchange Act of 1934, as amended.  The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Michael Choo

Michael Choo

November 4, 2015

President

Adama Technologies, Inc.

5005 Elbow Drive SW, Suite 207

Calgary, Alberta, Canada T2S2T6

INFORMATION STATEMENT

This information statement (“Information Statement”) is being furnished to holders of record of the common stock, par value $0.001 per share (the “Common Stock”), at the close of business on November 1, 2015 of Adama Technologies, Inc., a Delaware corporation (the “Company”), with respect to certain corporate actions of the Company.  This Information Statement is first being mailed or furnished to the stockholders of the Company on or about November 16, 2015.

ABOUT THIS INFORMATION STATEMENT

What is the purpose of this Information Statement?

This Information Statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify stockholders of the Company, as of the close of business on November 1, 2015 (the “Record Date”), of the corporate actions expected to be taken pursuant to the written consent of a majority of the total voting power held by stockholders of the Company.  A holder of a majority of the total voting power of all classes of the Company stock, has consented to the merger of the Company into ADAC Acquisition Corp., a Florida corporation and wholly-owned subsidiary of Incubator Holdings, Inc., a Wyoming corporation; the relocation of the State of Incorporation of the Company from Delaware to Florida as part of the merger; and the  reverse split of the common stock of the Company on the basis of one share of Incubator Holdings, Inc. common stock for each 250 shares of the Company outstanding, on a fully diluted basis, in the merger (the “Action”):

In order to eliminate the costs and management time involve in holding a special meeting, and in order to effect the corporate action as soon as possible, the Company decided to proceed with the corporate action by obtaining the written consent of a stockholder holding a majority of the voting power of the Company, in accordance with Delaware Law.

Who is entitled to notice?

All holders of shares of Common Stock of record at the close of business on the Record Date are entitled to notice of the Action.

On what corporate matters did the principal stockholders vote?

One shareholder holds a majority (51% of the total vote) of the issued and outstanding voting capital stock entitled to vote on the Action.  The stockholder has voted for the following:

For the approval of a merger of the Company into ADAC Acquisition Corp., a Florida corporation and wholly-owned subsidiary of Incubator Holdings, Inc., a Wyoming corporation; the relocation of the State of Incorporation of the Company from Delaware to Florida as part of the merger; and the reverse split of the common stock of the Company on the basis of one share of Incubator Holdings, Inc. for each 250 shares of the Company outstanding, on a fully diluted basis.

What vote is required to approve the Action?

In order to approve the merger of the Company, the relocation of the Company’s place of incorporation and the reverse split of the common stock of the Company, the affirmative vote of a majority of the voting capital stock is required.  On October 28, 2015, 1 stockholder of the Company holding in excess of 50 percent of the outstanding vote, voted in favor of the Action.  Under the General Corporation Law, as amended, of the Commonwealth of Delaware, and in accordance with the Bylaws of the Company, all activities requiring stockholder approval may be taken by obtaining the written consent and approval of holders of voting stock of the Company having a majority of the total vote of shares authorized to vote on the matter, in lieu of a meeting of the stockholders.  Because one sole shareholder entitled to cast a vote representing 51% of the total outstanding votes of the Company on the Record Date), no action by the minority stockholders in connection with the Action is required.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of the Record Date, with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five percent, (ii) each of the Company’s executive officers, directors and director designees, and (iii) the Company’s executive officers, directors and director designees as a group.

Name of Beneficial Owner(1)		Number Of Shares	Percent Ownership
	Common Stock
Michael Choo(2)		0	-%-

All Directors, Officers and Principal Stockholders as a Group		--	--%
	Preferred Stock

International Ambitions, LLC.(3)		40,000,000	13.4%

(1)	The address of each shareholder is care of Adama Technologies at the address of record unless otherwise stated.

(2)	Michael Choo is the current sole director and officer of Adama Technologies, Inc.

  (3)   International Ambitions, LLC, a Nevada limited liability company, holds 1,000,000 shares of convertible preferred stock which votes with the common stock, and holds a total of 51% of the total voting of all classes entitled to vote.

ACTION

MERGER OF THE COMPANY WITH ADAC ACQUISITION CORP.

On September 10, 2015, the Company entered into an Agreement and Plan of Merger and Acquisition (the “Agreement”) with Incubator Holdings, Inc., a Wyoming corporation. A copy of the Agreement is filed with this Information Statement as Exhibit 2.

Under the terms of that Agreement, Incubator Holdings formed an acquisition subsidiary, ADAC Acquisition Corp. in Florida, the Company will merge into that subsidiary, the common shareholders of the Company will receive common shares of Incubator Holdings on the basis of 1 share of Incubator for each 250 shares of the Company held, the preferred shareholder of the Company will receive one preferred share of Incubator Holdings for each share of Series A Preferred Stock of the Company outstanding, and Incubator Holdings will assume the obligations of the Company as an SEC reporting entity.  Incubator also will apply for a new CUSIP number for the common shares and a new trading symbol.  The Company will become a private subsidiary of Incubator Holdings, and will retain all of its existing debts and liabilities except for $352,500 in specific debt that will be assumed by Incubator Holdings under the Agreement as part of the consideration for the transaction.  The existing common shareholders of the Company will receive a total of ten percent of the resulting outstanding common stock of Incubator Holdings and the existing common shareholders of Incubator Holdings will retain 90 percent of the common stock after the acquisition.

Completion of the proposed acquisition required approval of a majority vote of the shareholders of the Company as well as compliance with all regulatory requirements. On October 28, 2015, the Company received a written consent in lieu of a meeting of stockholders from the holder of 1,000,000 shares of preferred stock, having a vote of 51% of the total shares entitled to vote, approving the Action.   Closing is expected to be on or before December 31, 2015, subject to completion of all required regulatory filings.

Incubator Holdings is a Wyoming Holding company which has developed a business plan for the development of a business incubator service organization under the name Vertex Global, which will provide consulting services, systems and advice to new business start-ups, from IT set-up, to call centers, to logistics, to data entry and all of the other myriad services start up businesses cannot provide themselves.  Incubator expects to incorporate a new subsidiary under the Verts Global name to undertake this operation.  In addition, Incubator expects to acquire two existing operating companies:

Acquisition #1 specializes in precision machining and aerospace manufacturing. Since its inception in 1974, this company has concentrated on safety critical aerospace landing gear. It has numerous government contracts extended over several years. As a result of quality work, this company was awarded the Award for Excellence by the U.S. Government. This company has state of the art technology coupled with programmers that have extensive education and expertise to meet customer expectations. In addition, this company which does several million dollars annually in revenue has been profitable for many years.

Acquisition #2 protects families and businesses from identity theft which has become the number one crime in the nation. This company provides far more than the typical credit card protection. In fact, it supplies the “7” essential components of whole identity protection. These include:

1.

Whole identity monitoring-not just credit cards

2.

Cyber-crime protection—hackers, viruses, etc.

3.

Credit-manage and protect your credit

4.

Privacy-minimize junk mail, spam, etc.

5.

Lost wallet protection

6.

Whole identity recovery—restoration to pre-theft status

7.

Cyberhood watch—24/7 real-time alerts

Projected revenues for this company are very strong for this year and the delivery system allows for significant profits.

There is no assurance that Incubator will be able to successfully acquire either of these two companies after the merger with the Company, but acquisition agreements are expected to be signed before December 31, 2015.

Mechanics of the Merger

At closing of the merger transaction, each common shareholder of the Company will be entitled to receive 1 share of Incubator Holdings for each 250 shares of the Company outstanding, on a fully diluted basis. As of the date of this Information Statement, there are 328,851,197 common shares issued, 6,724,015 common shares reserved for issuance in partial satisfaction of a judgement entered against the Company, and will issue approximately 50,000,000 additional shares in conversion of outstanding convertible notes.  The actual number of fully diluted common shares of the Company at the closing of the merger will depend upon the conversions of the outstanding common shares, but may be calculated approximately as follows:

Item	Current	Post-Merger(1)
Common shares issued	328,851,197	1,315,405
Common shares issuable for judgment	6,724,015	26,897
Common shares estimated for conversions	50.000.000	200,000
	385,565,212	1,542,302

(1)

Under the terms of the Agreement, any partial shares resulting from the reverse merger calculation will be rounder up to the next whole number of shares, so the actual final post-merger numbers will reflect those shares.

Under the Agreement, the common shares of Incubator Holdings issuable in the transaction to the common shareholders of the Company will represent ten (10) percent of the total common shares of Incubator then issued and outstanding, resulting in the following:

Item	Shares	Percent
Shares held by former ADAC shareholders	1,542,302	10%
Shares held by Incubator shareholders	13,880,720	90%
Totals	15,423,020	100%

In addition, the Series A Preferred Stock of the Company will be exchanged in the transaction for 1,000,000 shares of preferred stock in Incubator Holdings, with the same rights and preferences, including voting power equal to 51% of the total vote of all classes of stock entitled to vote on any matter, voting as a group and not as classes.

The transfer agent for Incubator Holdings  will be instructed to reserve and set aside the shares of Incubator Holdings issuable in the merger for issuance and delivery to the Company’s common shareholders as, if and when each of those shareholders delivers to the transfer agent a certificate or certificates for the Company’s common stock, or a convertible debt instrument converted into common stock of the Company in the merger marked fully paid, to be exchanged for the Incubator Holdings common stock, or such substitute evidence of ownership of such fully diluted common stock, including a lost stock affidavit, as the transfer agent and Incubator Holdings shall determine to be satisfactory.  Any such reserved shares not issued out of this reserve in accordance with the Agreement within two years after closing of the transaction will be returned to the treasury of Incubator Holdings as unissued shares.

Purpose of the Action

Over the course of the last several months, the Board of Directors has sought a suitable merger partner for the Company, and has executed several prior merger agreements,  but has not been able to complete an acquisition transaction.  Completion of the proposed merger with Incubator Holdings will allow the Company to file the necessary corporate and financial information so that it will cease being classified as a “shell” corporation for SEC purposes.  It will also allow the common shareholders of the Company to have an opportunity to obtain a return on their investment in the Company, as the Company changes its direction and becomes a subsidiary of Incubator Holdings, and our shareholders receive common stock in Incubator Holdings.

Effective Date of the Merger

The merger of the Company into ADAC Acquisition Corp. will become effective upon the filing of the certificate of merger with the Secretary of State of the State of Florida and Delaware.  Pursuant to Rule 14c-2 under the Exchange Act, the foregoing Action may not become effective until a date that is at least 20 days after the date on which this Information Statement has been mailed to the stockholders of the Company. The current estimate of that mailing date if November 16, 2015.

Dissenters’ Right of Appraisal

Under Delaware law and the Company’s articles of incorporation and bylaws, any common stockholder of the Company has the right to dissent to the proposed merger and would be entitled to appraisal of and payment for their shares of common stock of the Company, rather than participating in the merger. Shares of common stock of the Company that are issued and outstanding immediately prior to the closing of the merger and that are held by a holder who has validly demanded payment of the fair value of such holder’s shares as determined in accordance with Delaware law shall not remain issued and outstanding after the merger, and shall not receive shares of Incubator Holdings in the merger, and instead shall be converted into the right to receive payment from Incubator Holdings with respect to such shares in accordance with Delaware law, unless and until such holder shall have failed to perfect or shall have validly withdrawn such holder’s demand or lost such holder’s rights under Delaware law. If any such holder of common stock shall have failed to perfect or shall have validly withdrawn such demand or lost such right, each share of the common stock of such holder shall be entitled to receive the appropriate common shares of Incubator Holdings, as of the closing date of the merger.

Under Section 262 of the Delaware Corporation Code, any shareholder of the Company at the record date of November 1, 2015, may give notice to the Company of his or her demand for appraisal of the stock. Such demand must be in writing and sent to the Company at its address set forth in this Information Statement within 20 days after the date of mailing of this Information Statement, which is expected to be mailed on November 16, 2015.  A second notice will then be sent by the Company, within 10 days after the closing of the merger, to those shareholders who have sent a timely demand for appraisal.  Within 120 days after the closing date of the merger, any shareholder of the Company who has complied with the demand requirements for appraisal, may commence an appraisal proceeding by filing a petition with the Delaware Court of Chancery demanding a determination of the value of the stock in the Company, without taking into consideration any element of value arising from the accomplishment or expectation of the merger. The Chancery Court shall then determine whether the shareholder in question has met the requirements for an appraisal and then will hold a hearing to determine the applicable fair value of the shares. A copy of the provisions of Section 262 of the Delaware Corporation Code detailing the procedures for seeking appraisal are filed with this Information Statement and notice as Exhibit 101.

No Meeting of Stockholders Required

The Company is not soliciting any votes with regard to the Action.  The principal stockholder that has consented to the Action holds a majority of the vote of the total issued and outstanding capital stock and, accordingly, such principal stockholder has sufficient vote to approve the Action.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

For the fiscal year ending on December 31, 2014 and to the date of this Information Statement, there were no transactions with related persons required to be disclosed in this Information Statement other than items already disclosed in our Annual Report on Form 10-K for the year ended December 31, 2014, or in our subsequent reports on Forms 10-Q for the quarters ended March 21, 2015, June 30, 2015 or September 30, 2015..

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PROPOSALS BY SECURITY HOLDERS

No security holder has requested the Company to include any additional proposals in this Information Statement.

INTEREST OF CERTAIN PERSONS IN OR IN OPPOSITION TO MATTERS TO BE ACTED UPON

No officer, director or director nominee of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer, director or director nominee of the Company.  No director of the Company has informed the Company that he intends to oppose the proposed actions to be taken by the Company as set forth in this Information Statement.

ADDITIONAL INFORMATION

The Company files reports with the Securities and Exchange Commission (the “SEC”).  These reports include annual and quarterly reports, as well as other information the Company is required to file pursuant to securities laws.  You may read and copy materials the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless the Company received contrary instructions from one or more of the security holders.  The Company shall deliver promptly, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered.  A security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to the Company at 5005 Elbow Drive SW, Suite 207 Calgary, Alberta, Canada T2S2T6.  A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements, proxy statements and annual reports.

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BY ORDER OF THE BOARD OF DIRECTORS

/s/ Michael Choo

Michael Choo

President

November 4, 2015